EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111466, 333-111467, 333-111469, and 333-116114 on Form S-8 of The DIRECTV Group, Inc. of our report dated May 22, 2009, relating to the financial statements and supplemental schedule of the DIRECTV Savings Plus Plan  appearing in this Annual Report on Form 11-K of the DIRECTV Savings Plus Plan for the year ended November 30, 2008.

DELOITTE & TOUCHE LLP

Los Angeles, CA

May 22, 2009

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